Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration No. 333-74413, No. 333-83937, No. 333-39918, No. 333-48752, No. 333-62860, No. 333-117652, No.
333-124327 and No.333-125406 on Form S-3 and in Registration Statements No. 333-83935, No. 333-41186 and No. 333-114712 on Form S-8 of MediaBay, Inc. of our
report dated March 30, 2006 appearing in the Annual Report on Form 10-K of MediaBay, Inc. for the year ended December 31, 2005.



/s/ Amper Politziner & Mattia, P.C.

Edison, New Jersey
March 30, 2006